                                                                    EXHIBIT 99.1

                                                        [GLOBECOMM SYSTEMS LOGO]

FOR IMMEDIATE RELEASE

               GLOBECOMM SYSTEMS TO ACQUIRE GLOBALSAT DIVISION OF
                                LYMAN BROS., INC.

HAUPPAUGE, N.Y., APRIL 23, 2007 /BUSINESSWIRE/ -- Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions today announced that the Company has entered into a definitive agreement to acquire the GlobalSat division of Lyman Bros., Inc.

The purchase price is $18.4 million and is anticipated to be partially funded through a $16 million acquisition term loan to be provided by Citibank, N.A. The all cash transaction is subject to the satisfaction of standard closing conditions to provide the financing described above, and is expected to close in the Company's fiscal fourth quarter ending June 30, 2007.

GlobalSat is a global provider of satellite-based telecommunications services.
Headquartered in Metropolitan Washington D.C., it employs approximately 70 U.S.
Government cleared staff worldwide and has a high concentration of recurring service revenues in the government marketplace. GlobalSat's unaudited revenue for the twelve-months ending December 31, 2006 was approximately $21 million, which would have increased Globecomm's data communications services revenue by approximately 68%.

GlobalSat provides complex network solutions for a wide variety of government communication applications. Each solution includes a variety of engineering, project management, integration and network services tailored to meet the needs of specific governmental requirements. GlobalSat's solutions are focused on the network and application areas, which are most important to today's government employees who need to communicate from remote locations. These solutions include: fixed/flyaway satellite terminals, voice/data support, installation services by cleared field technicians, and associated network services. Their modular solutions are built on common components for quick deployment, ensuring government users they can rapidly adopt new technologies with low risk and low total cost of ownership.

"GlobalSat has established a proven track record and reputation in providing high quality turnkey solutions to government agencies. That, along with the addition of quality managerial and technical bench strength and a strong cultural fit between the two organizations, was the driving force behind
Globecomm's decision to move forward with this transaction," said David
Hershberg, Chief Executive Officer and Chairman of Globecomm Systems Inc. "The
majority of GlobalSat's existing revenue stream fits into the Company's continuing strategy of increasing our business with government agencies.
GlobalSat is synergistic with our existing network services operations and, when combined with those existing operations, this acquisition provides the Company with a significant increase in Globecomm's current data communications services recurring revenue base and is immediately accretive to earnings."

"GlobalSat expands the breadth and reach of Globecomm's offerings in the government market, a market that has been a growth driver for Globecomm," said
Kenneth Miller, President of Globecomm Systems Inc. "We believe that adding
GlobalSat's business to our existing government business brings revenue growth and access to new opportunities."

"The combination of Globecomm's Network Services subsidiary with GlobalSat's operations creates one of the true complementary operations in the industry,"
said Bill Raney, President of GlobalSat and Chief Operating Officer of Lyman
Bros., Inc., "This transaction opens new horizons for GlobalSat with the additional breadth of Globecomm's resources now available to our company."

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm's customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington, D.C., Hong Kong, the United Kingdom, the United Arab Emirates and
Afghanistan.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, its Quarterly
Reports on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to, the failure of the transaction to close due to the failure to satisfy closing conditions (including the failure to obtain proper financing);
the failure to obtain recurring service revenues in the government marketplace as anticipated; the inability to successfully integrate the operations of the acquired business into our own; and general and political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
www.globecommsystems.com.
SOURCE: Globecomm Systems Inc.